Exhibit 10.2.9
Execution Version
WAIVER AND AMENDMENT AGREEMENT TO
NOTE AND EQUITY PURCHASE AGREEMENT
     THIS WAIVER AND AMENDMENT AGREEMENT TO NOTE AND EQUITY PURCHASE AGREEMENT (this “Waiver and Amendment”) is made and entered into as of July 31, 2009 by and among MIRION TECHNOLOGIES (MGPI), INC. (fka MGP INSTRUMENTS, INC.), a Delaware corporation (“Borrower”), DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company, and successor by merger to Dosimetry Acquisitions (U.S.), Inc. (“TopCo”) as Guarantor, the securities purchasers that are now and hereafter at any time parties thereto, the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as administrative and collateral agent for Purchasers (in such capacity “Agent”).
RECITALS
     WHEREAS, Borrower, Agent and the Purchasers are parties to that certain Amended and Restated Note and Equity Purchase Agreement, dated as of June 23, 2004 (as amended from time to time, the “Purchase Agreement”), pursuant to which the Purchasers purchased Notes issued by the Borrower;
     WHEREAS, Agent and the Purchasers have agreed to waive the Loan Parties’ obligations and covenants contained in the Purchase Agreement for the period commencing on June 30, 2006 and ending upon July 1, 2009;
     WHEREAS, Agent and the Purchasers have agreed to amend the Purchase Agreement to extend the Revolving Loan Termination Date, the maturity date of the Senior Term Notes, Senior Subordinated Notes and Junior Notes; and
     WHEREAS, Agent and Purchasers have agreed to waive sections of the Purchase Agreement with respect to the above matters, as set forth and subject to the terms and conditions in this Waiver and Amendment.
     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follow:
ARTICLE 1
WAIVERS TO PURCHASE AGREEMENT
     1.1 Waiver of Covenants. The Purchasers hereby waive the Loan Parties’ obligations and Purchasers’ rights with respect to all covenants under the Purchase Agreement, including without limitation the provisions contained in Article 7, for the period commencing on June 30, 2006 and ending upon July 1, 2009, and the Purchasers hereby waive any related rights to the extent such acts have constituted, or will constitute, an Event of Default.

ARTICLE 2
AMENDMENTS
     2.1 Amendment with Respect to Revolving Loans. Section 2.3(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “(a) Subject to the terms and conditions set forth in this Agreement, on or after the Closing Date and to, but excluding July 1, 2011 (the “Revolving Loan Termination Date”), Purchasers shall, severally, on a pro rata basis based on the percentages specified to Agent, make loans and advances to the Loan Parties on a revolving credit basis (collectively, the “Revolving Loans”) in an aggregate amount outstanding at any time up to the Revolving Loan Commitment Amount. From and after the Closing, the Revolving Loans shall be evidenced by a promissory note made by the Loan Parties in favor of the Purchasers (the “Revolving Notes”) in the form attached hereto as Exhibit A-4 to be delivered by the Loan Parties at the Closing. The date and amount of each Revolving Loan made by Purchasers and each payment on account of principal thereof shall be recorded by Agent on its books; provided that, the failure of Agent to make any such recordation shall not affect the obligations of the Loan Parties to make payments when due of any amounts owing in respect of the Revolving Loans.”
     2.2 Amendments with Respect to Repayment of Notes.
          2.2.1 Sections 2.2(a) and 2.2(b) are hereby amended and restated in their entirety to read as follows:
               “(a) Senior Subordinated Notes. The Loan Parties have duly authorized the issuance and sale to Purchasers of $12,168,000 in aggregate principal amount of the Loan Parties’ Senior Subordinated Notes due July 1, 2011 (together with any Notes issued in substitution therefor pursuant to Section 6.3 and 6.4, the “Senior Subordinated Notes”), to be substantially in the form of the Senior Subordinated Note attached hereto as Exhibit A-2.
               (b) Junior Subordinated Notes. The Loan Parties have duly authorized the issuance and sale to Purchasers of $4,867,200 in aggregate principal amount of the Loan Parties’ Junior Subordinated Notes due July 1, 2011 (together with any Notes issued in substitution therefor pursuant to Section 6.3 and 6.4, the “Junior Subordinated Notes”, and together with the Senior Subordinated Notes, the “Subordinated Notes”), to be substantially in the form of the Junior Subordinated Note attached hereto as Exhibit A-3.”
          2.2.2 Section 3.2 is hereby amended and restated in its entirety to read as follows:
               “3.2 Repayment of Senior Term Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Senior Term B Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder, on July 1, 2011.”

          2.2.3 Sections 3.3(a) and 3.3(b) are hereby amended and restated in their entirety to read as follows:
               “(a) Senior Subordinated Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Senior Subordinated Notes, in full, together with all the accrued and unpaid interest, fees and other amounts due hereunder, on July 1, 2011.
               (b) Junior Notes. The Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid balance of the Junior Subordinated Notes, in full, together with all the accrued and unpaid interest, fees and other amounts due hereunder, on July 1, 2011.”
ARTICLE 3
EFFECT OF WAIVER AND AMENDMENT
     3.1 No Waiver or Novation. Except for the waivers and amendments contemplated by this Waiver and Amendment, the execution, delivery and effectiveness of this Waiver and Amendment shall not (i) operate as a waiver of any future Event of Default, right, power or remedy of the Purchasers, whether created by contract, at law or in equity, (ii) constitute a waiver of, or consent to and departure from, any provision of the Purchase Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith (the “Note Documents”), or (iii) be construed and/or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Notes, the Purchase Agreement or the other Note Documents.
     3.2 Ratification. Except as expressly modified hereby, the Purchase Agreement and all other Note Documents, shall remain in full force and effect, and are hereby ratified and confirmed.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
     4.1 Representations and Warranties. The Borrower represents and warrants to Agent and the Purchasers that (a) it has full power and authority to execute and deliver this Waiver and Amendment and to perform their obligations hereunder, (b) upon the execution and delivery hereof, this Waiver and Amendment will be valid, binding and enforceable against Borrower in accordance with its terms and (c) the Borrower has no defense, counterclaim or offset with respect to the Agreement or the Notes.
ARTICLE 5
CONDITIONS PRECEDENT
     5.1 Conditions Precedent. The effectiveness of this Waiver and Amendment is subject to Agent’s receipt from the Borrower, on or before the date hereof, of an original of this Waiver and Amendment, duly executed, and delivered in a manner satisfactory to Agent.

ARTICLE 6
AGENT FEES
     6.1 Agent’s Fees and Expenses. Borrower shall pay or cause to be paid to Agent or its designee a fee in the amount of $3,000 in consideration for the negotiation of the Waiver and Amendment.
ARTICLE 7
MISCELLANEOUS
     7.1 Affirmations. The Borrower hereby: (i) affirms all the provisions of the Purchase Agreement, as modified by this Waiver and Amendment, and all the provisions of each of the other Transaction Documents, (ii) agrees that the terms and conditions of the Purchase Agreement, as modified by this Waiver and Amendment, and all other Transaction Documents shall continue in full force and effect, and (iii) except as specifically referenced herein, the execution, delivery and effectiveness of this Waiver and Amendment shall not operate as a waiver of any right, power or remedy of ACFS or the Purchasers, nor constitute a waiver of any provision of the Agreement or any documents and instruments delivered pursuant to or in connection therewith.
     7.2 Governing Law. This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws.
     7.3 Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Waiver and Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Waiver and Amendment.
     7.4 Headings. Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.
     7.5 Counterparts. This Waiver and Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.
     7.6 Severability. Whenever possible, each provision of this Waiver and Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Waiver and Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Waiver and Amendment.
     7.7 Facsimile Signatures. This Waiver and Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     7.8 Integration. This Waiver and Amendment, the Purchase Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.
     7.9 Defined Terms. Capitalized terms used in this Waiver and Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.
     7.10 No Third Party Beneficiaries. The terms and provisions of this Waiver and Amendment shall be for the sole benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Waiver and Amendment.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment as of the day and year first above written.

BORROWER: MIRION TECHNOLOGIES (MGPI), INC.
By:	/s/ Seth B. Rosen
	Name:	Seth B. Rosen
	Title:	Secretary

GUARANTOR: DOSIMETRY ACQUISITIONS (U.S.), LLC By its sole member Mirion Technologies, Inc.
By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer

[Signature Page 1 of 2 to MGPI Waiver]

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Vice President

PURCHASERS: AMERICAN CAPITAL, LTD.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACAS BUSINESS LOAN TRUST 2004-1
By:	AMERICAN CAPITAL, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACAS BUSINESS LOAN TRUST 2005-1
By:	AMERICAN CAPITAL, LTD., as Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

[Signature Page 2 of 2 to MGPI Waiver]

ANNEX A
INFORMATION RELATING TO PURCHASERS
Name and Address of Purchasers
AMERICAN CAPITAL, LTD.
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
ACAS BUSINESS LOAN TRUST 2004-1
ACAS BUSINESS LOAN TRUST 2005-1
c/o American Capital, Ltd., as Servicer
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814